Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 of Tesco Corporation of our report dated March 4, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Tesco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, TX
March 4, 2014